UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 8, 2012

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	22-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On October 9, 2012, Spectrum Brands Holdings, Inc. (“SB Holdings”), announced that its subsidiary, Spectrum Brands, Inc. (the “Company”) has entered into an Acquisition Agreement, dated as of October 8, 2012 (the “Acquisition Agreement”), with Stanley Black & Decker, Inc., a Connecticut corporation (“Seller”). Pursuant to the terms of the Acquisition Agreement, the Company will acquire from Seller, the residential hardware and home improvement business currently operated by Seller and certain of its subsidiaries, consisting of the design, manufacture, distribution and sale of certain hardware, home improvement and plumbing products (the “Acquisition”).

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On October 9, 2012, the Company also issued an investor presentation relating to the Acquisition. A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of SB Holdings’ filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated October 9, 2012
99.2	Investor Presentation, dated October 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre
Title: Secretary and General Counsel

Dated:  October 9, 2012